EXPEDITED

AZ. CORP COMMISSION
FILED

MAR 3 1 2005

APPR. Sandra Rae
TERM
DATE 3-31-2005
0885554-5

ARTICLES OF AMENDMENT

KING MINE, INC.

CHANGING NAME TO

UNITED MINES, INC.

ARTICLES OF AMENDMENT

OF

King Mine, INC.
[Name of Corporation]

1. The name of the corporation is King Mine, INC.

2. Attached hereto as Exhibit A is the text of each amendment adopted.

3. X The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

__ Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

__ The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4. The amendment was adopted the 30th day of March, 2005.

5. __ The amendment was adopted by the __ incorporators __ board of directors without shareholder action and shareholder action was not required.

X The amendment was approved by the shareholders. There is ONE voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 100,000 outstanding shares of Common [class or series] stock is entitled to 100,000 votes. There were 100,000 votes present at the meeting. The voting group cast 100,000 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 30th day of March, 2005.

King Mine, INC.

Glenn E. Martin
Glenn E. Martin, CEO

EXHIBIT A
TEXT OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF King Mine, INC.

Article First shall be amended to read as follows:

THE NAME OF THE CORPORATION SHALL BE:

United Mines, Inc.

Glenn E Martin

Glenn E. Martin, CEO

EXPEDITED

AZ CORP COMMISSION
FILED

MAR 0 9 2005

APPR [signature]
TERM
DATE 3-9-05
-0885554-5

ARTICLES OF AMENDMENT

PLAE, INC.

CHANGING NAME TO

KING MINE, INC.

AZ CORP. COMMISSION
FILED

FEB 18 2005

APPR. TERM DATE 2-23-05

EXPEDITED

ARTICLES OF AMENDMENT

OF

PLAE, INC.
[Name of Corporation]

1. The name of the corporation is PLAE, INC.

2. Attached hereto as Exhibit A is the text of each amendment adopted.

3. X The amendment does ~~not~~ provide for an exchange, reclassification or cancellation of issued shares.

__ Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

__ The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

4. The amendment was adopted the 10th day of February, 2005.

5. __ The amendment was adopted by the __ incorporators __ board of directors without shareholder action and shareholder action was not required.

X The amendment was approved by the shareholders. There is ONE voting group eligible to vote on the amendment. The designation of voting groups entitled to vote separately on the amendment, the number of votes in each, the number of votes represented at the meeting at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 960,000 outstanding shares of Common [class or series] stock is entitled to 960,000 votes. There were 960,000 votes present at the meeting. The voting group cast 960,000 votes for and 0 votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

DATED as of this 10th day of February, 2005.

PLAE, INC.

Glenn E. Martin
Glenn E. Martin, CEO

PAID

EXHIBIT A
TEXT OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF PLAE, INC.

Article First shall be amended to read as follows:

THE NAME OF THE CORPORATION SHALL BE:

King Mine, Inc.

Glenn E. Martin, CEO